Exhibit 10.03
AMENDMENT AGREEMENT
This Amendment Agreement is made by and between CURTIDOS SAN LUIS S.A., with offices at Tronador 4890, 10th floor, Capital Federal, herein represented by Mr. Dante Aldo Prati, holder of Argentine Identity Document No. 12,954,501, and Mr. Julio Alberto Bozzelli, holder of Argentine Identity Document No. 5,222,282, in their capacity as Attorneys-in-fact, as evidenced by the documents submitted herein, which shall hereinafter be referred to as “LESSOR”; and MERCADOLIBRE S.A., with offices at Tronador 4890 – 6th floor, Capital Federal, herein represented by Mr. Nicolás Szekasy, holder of Argentine Identity Document No. 17,363,052 and Mr. Marcos Galperín, holder of Argentine Identity Document No. 21,850,737, in their capacity as Attorneys-in-fact, as evidenced by the documents submitted herein, hereinafter referred to as “LESSEE” (and jointly with LESSOR, the “PARTIES”), subject to the following terms and conditions:
WHEREAS,

(i) On March 31st, 2007, the PARTIES entered into a lease agreement (the “AGREEMENT”) related to the following real asset owned by LESSOR: the entire sixth floor of the building located at Tronador 4890, Capital Federal, intended for use as business offices, and 10 (ten) units used as parking spaces and located on the building’s underground floor, identified with numbers 1, 2, 3, 5, 68, 88, 89, 90, 220, 221, and 1 (one) parking space located at the building’s parking lot with its entrance on Pico street (the “Offices”).
(II) The PARTIES by mutual agreement wish to amend the monthly rent of the Offices and certain provisions of the AGREEMENT, pursuant to the provisions of this amendment agreement (the “AMENDMENT”).

Section One
The PARTIES hereby agree to increase the amount of the monthly rent of the Offices in the sum of US$3,654 (three thousand six hundred fifty-four United States Dollars) plus VAT per month, as from April 1st, 2008 and until October 1st, 2008, and to set the monthly rent of the Offices as from October 1st, 2008 and until the termination of the AGREEMENT in the amount of US$27,405 (twenty-seven thousand, four hundred and five United States Dollars); this notwithstanding the agreement reached by the PARTIES in relation with the revision of the monthly rent of the Offices, as provided by section four of the AGREEMENT. Consequently, the PARTIES hereby agree to amend section four of the AGREEMENT with effects as from April 1st, 2008, by replacing the entire section with the following provisions:
“4. PRICE AND PAYMENT CURRENCY.
The monthly rent payable by LESSEE, which is mutually agreed by the parties, is US$ 23,752 (twenty three thousand, seven hundred and fifty two United States Dollars) and as from October 1st, 2008 is US$ 27,405 (twenty seven thousand, four hundred and five United States Dollars) for the floor leased together with the parking spaces, all of which were specified in Section 2 above. Payment shall be computed to the forward month, and rent shall be payable between the 1st and the 5th day of the respective month, at the address herein established by LESSOR. The minimum rent amount shall not be lower than seventy five thousand, two hundred and ninety one pesos (AR$ 75,291), at the seller exchange rate published by Ambito Financiero, corresponding to the day immediately prior to the payment date. Should the monthly rent amount turns to be lower than such amount, LESSEE shall pay it to LESSOR. LESSOR may choose to demand that payment be made in Argentine pesos in the amount necessary to purchase the specified amount of dollars on the Floating Exchange Rate Market in New York or Montevideo, at LESSOR’s option, and free of any expenses for LESSOR. It is hereby expressly established that the price is herein set in United States dollars because the parties understand that section 13 of Law No. 23928 has, in general, repealed section 1 of Law No. 23,091, which banned the setting of lease agreements’ prices in dollars, for which reason sections 617 and 619 of the Argentine Civil Code are now applicable. The parties freely agree that the rent amount shall be jointly reviewed every year, as from April 1st, 2008, upon the express prior request by one of the parties, following the procedure stated hereinafter to set a new rent amount. The parties agree that, in the event of disagreement as to the rent amount and of one of the parties having requested a review of the amount, the PARTIES shall obtain each an appraisal of the amount for rents with similar characteristics and conditions from a renowned real estate broker working in the area. Once both appraisals are obtained, the PARTIES shall agree upon a new rent amount within thirty calendar days, not more, computed as from April 1st, 2008 and 2009, respectively. The meetings shall always be held between direct representatives of both companies. If the parties fail to reach an agreement within said period, the rent amount shall be set by the L.J. Ramos firm, which will take into account the appraisals made by the brokers and other elements of market analysis, and the parties shall accept this amount. In addition to the amount stated above, LESSEE shall, from April 1, 2007, pay any taxes due to the Autonomous Government of the City of Buenos Aires (Street Lighting, Sweeping and Cleaning, Pavement and Sidewalks, and Land Tax, known as “ABL”), Aguas Argentinas S.A. and the common expenses of the building, maintenance of the services provided at the Building, e.g.: Cafeteria, Gym. The amount of ordinary expenses, common expenses, taxes, assessments, and services shall be calculated according to the percentage established in Annex I, which is an integral part of this Agreement. The services used by LESSEE to carry out its business activities and which are not mentioned above, such as electricity, telephone services and other services which are not covered by the common expenses shall be borne by LESSEE from April 1, 2007, the effective date of this Agreement. The Value-Added Tax (VAT), and any other taxes which in the future may be levied on leases, is not included in the rent amount and shall be borne by LESSEE.”
Section Two
2.1 In view of the increase of the monthly rent of the Offices agreed upon in section one of this AMENDMENT, the PARTIES hereby agree to increase the amount of the security deposit paid pursuant to section five of the AGREEMENT, in the sum of US$7,408 (seven thousand, four hundred and eight United States Dollars), with effects as from April 1st, 2008.

Consequently, the PARTIES agree to amend section five of the AGREEMENT with effects as from April 1st, 2008, by replacing it with the following provisions:
“5. SECURITY DEPOSIT.
The security deposit agreed upon by the PARTIES amounts to US$ 47,504 (forty seven thousand, five hundred and four United States Dollars), equivalent to two months’ rent. The PARTIES agree that such amount is paid as follows; (i) the amount of US$ 12,806 (twelve thousand, eight hundred and six United States Dollars) was paid by LESSEE to LESSOR on March 31st, 2004, by reason of the previous lease agreement (signed on March 31, 2004), (ii) the amount of US$ 27,290 (twenty-seven thousand, two hundred and ninety United States Dollars) was paid by LESSEE to LESSOR on March 31st, 2007, by reason of this lease agreement, and (iii) the amount of US$ 7,408 (seven thousand, four hundred and eight United States Dollars) is paid by LESSEE to LESSOR by means of a check payable to LESSOR’s order for the amount of Argentine Pesos sufficient to purchase the amount of dollars specified above. This agreement shall be sufficient evidence of receipt thereof. Such amount shall not accrue any interest whatsoever and shall be used as compensation for any damages that LESSEE may cause to the leased premises from the moment delivery of possession is received. The amount shall be reimbursed to LESSEE upon termination of the agreement and when the premises are returned in the conditions established herein and once any amounts owed or necessary to restore the missing items or items to be replaced have been deducted. The parties agree that LESSOR’s failure to reimburse the amount given as Security Deposit by LESSEE shall empower LESSEE, once the premises are delivered in the agreed-upon conditions and the proportional amounts owed by LESSEE for the consumption of public utility services are paid, all of which shall not exceed a period of twenty (20) business days from the date the premises are delivered to LESSOR, to file for a summary proceeding claiming the undue withholding of the amount without prior notice to LESSOR being necessary. The delayed reimbursement of the security deposit shall entail the LESSOR’s default and undue withholding of the amount, and shall consequently accrue a monthly penalty interest equivalent to 2% per month for the period during which the security deposit was withheld from the termination of the agreement and the delivery of the leased premises until the effective reimbursement. The PARTIES agree that such amount shall be paid at LESSOR’s offices located at Tronador 4890 10th floor, Capital Federal.”
Section Three
All terms not expressly defined herein shall have the meaning ascribed to the in the AGREEMENT.
Section Four
All terms, conditions and annexes of the AGREEMENT, not expressly amended herein will have full force and effect.
Section Five
THE PARTIES hereby agree that they shall equally bear the stamp tax payable by reason of this AMENDMENT.
In witness whereof, the PARTIES have executed this AMENDMENT in two (2) counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument, in the City of Buenos Aires, on November 13, 2008.

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